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February 20, 2009

Securities & Exchange Commission
Washington, D.C. 20549

Re:   New Media Lottery Services, Inc.

Gentlemen:

We have read Item 4.01 CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT contained in New Media Lottery Services, Inc.'s Form 8-K dated February 20, 2009, and are in agreement with the statements contained therein as they relate to our firm and our effective resignation as auditors on February 18, 2009.

Very Truly Yours,

/S/ Bouwhuis, Morrill & Company
Bouwhuis, Morrill & Company
Layton, Utah

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